           As filed with the Securities and Exchange Commission on June 21, 2000
                                                        Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          -------------------------

                             COBALT NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)

                          -------------------------

             Delaware                           555 Ellis Street                        77-0440751
(State or other jurisdiction of             Mountain View, CA  94043                 (I.R.S. Employer
incorporation or organization)                                                    Identification Number)

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          -------------------------

               CHILI!SOFT, INC. NONPLAN STOCK OPTION AGREEMENTS
                             (Full Title of Plans)

                               Stephen W. DeWitt
                     President and Chief Executive Officer
                             COBALT NETWORKS, INC.
                               555 Ellis Street
                           Mountain View, CA  94043
                                (650) 623-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -------------------------
                                   Copy to:

                             Robert P. Latta, Esq.
                              Julia Reigel, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (650) 493-9300

                          -------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                             Proposed               Proposed
                Title of                                                      Maximum               Maximum
               Securities                                Amount               Offering              Aggregate         Amount of
                 to be                                    to be                Price                Offering        Registration
               Registered                              Registered(1)        Per Share(2)            Price(2)            Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock of the Registrant to be issued
upon exercise of options granted under
nonplan Chili!Soft, Inc. Stock Option
Agreements..................................          110,000 shares           $3.24               $356,400.00         $94.10
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted to four employees of Chili!Soft, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Cobalt Networks, Inc.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 110,00 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $3.24 per share pursuant to Rule 457(h) under the Securities Act.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Information Incorporated by Reference.

     Cobalt Networks, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     3.   The Registrant's Current Report on Form 8-K dated June 7, 2000.

     4. The Registrant's Definitive Proxy Statement on Schedule 14A filed on April 18, 2000.

     5. The Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock filed on October 14, 1999, and any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant has entered into indemnification agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.


       Number                          Document
      --------    -------------------------------------------------------------
        4.1       Chili!Soft, Inc. Stock Option Agreement with Bryan Grummon

        4.2       Chili!Soft, Inc. Stock Option Agreement with Russ Ryan

        4.3       Chili!Soft, Inc. Stock Option Agreement with Chris Hogan

        4.4       Chili!Soft, Inc. Stock Option Agreement with Rich Kennewick

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered

       23.1       Consent of Counsel (contained in Exhibit 5.1)

       23.2       Consent of PricewaterhouseCoopers LLP, Independent Accountants

       24.1       Power of Attorney (See page 5)

Item 9.   Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 21, 2000.

                                    COBALT NETWORKS, INC.


                                    By:  /s/ Stephen W. DeWitt
                                         --------------------------------------
                                         Stephen W. DeWitt
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. DeWitt and Kenton D. Chow, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                 TITLE                                  DATE
--------------------------------        -------------------------------------            -------------
    /s/ Stephen W. DeWitt               Chief Executive Officer, President               June 21, 2000
_________________________________       and Director (Principal Executive
       Stephen W. DeWitt                Officer)

     /s/ Kenton D. Chow                Chief Financial Officer, Vice                     June 21, 2000
________________________________       President, Finance and Secretary
        Kenton D. Chow                 (Principal Financial and Accounting
                                       Officer)

________________________________       Chairman of the Board of Directors                June __, 2000
        Gordon A. Campbell

________________________________       Director                                          June __, 2000
          Gary F. Bengier

________________________________       Director                                          June __, 2000
          Jordan A. Levy

      /s/ Stephen J. Luczo
________________________________       Director                                          June 21, 2000
         Stephen J. Luczo

     /s/ Carl F. Pascarrella
________________________________       Director                                          June 21, 2000
        Carl F. Pascarrella

       /s/ Mark F. Spagnolo
________________________________       Director                                          June 21, 2000
         Mark F. Spagnolo

                               INDEX TO EXHIBITS

     Exhibit                          Description
      Number
    ---------   ------------------------------------------------------------
        4.1     Chili!Soft, Inc. Stock Option Agreement with Bryan Grummon

        4.2     Chili!Soft, Inc. Stock Option Agreement with Russ Ryan

        4.3     Chili!Soft, Inc. Stock Option Agreement with Chris Hogan

        4.4     Chili!Soft, Inc. Stock Option Agreement with Rich Kennewick

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered

       23.1     Consent of Counsel (contained in Exhibit 5.1)

       23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

       24.1     Power of Attorney (see page 5)